EXHIBIT 10.2

EXECUTION COPY

AMENDMENT AND SUPPLEMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT AND SUPPLEMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of August 26, 2015 (this “Agreement”) between Ceres, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “New Purchaser” and, collectively, the “New Purchasers”) (each of the Company and the New Purchasers are also referred to herein as a “Party” and collectively as the “Parties”).

RECITALS

A.            The Company, certain of the Parties and the other party thereto have entered into a Registration Rights Agreement dated as of July 30, 2015 (the “Registration Rights Agreement”);

B.            The Parties have entered into a Securities Purchase Agreement dated as of August 20, 2015 (the “Purchase Agreement”) with respect to the sale and purchase of the Securities;

C.            The Parties desire to amend and supplement the Registration Rights Agreement to provide for registration rights with respect to the Warrant Shares;

D.            All things necessary for the execution of this Agreement and to make this Agreement a valid and binding agreement of the Parties and amendment and supplement of the Registration Rights Agreement have been done;

E.            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

SECTION 2. Amendments and Supplements. Pursuant to the terms set forth in Section 6(f) (Amendments and Waivers) of the Registration Rights Agreement:

(a)	by its execution hereof, each of Empery Tax Efficient II, LP, Empery Asset Master, Ltd and Empery Tax Efficient, LP (each a “New Investor”), becomes a party to the Registration Rights Agreement as a “Purchaser” and, as such, shall have all of the rights and be subject to all of the obligations and agreements of a Purchaser under the Registration Rights Agreement. The definitions of “Purchaser” and “Purchasers” in the first paragraph of the preamble of the Registration Rights Agreement are hereby amended to include each New Investor.

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(b)	the capitalized term “Warrants” as used in the Registration Rights Agreement shall be deemed to include the Warrants as defined in the Purchase Agreement, and the capitalized term “Warrant Shares” as used in the Registration Rights Agreement shall be deemed to include the Warrant Shares as defined in the Purchase Agreement.

(c)	Section 3(i) of the Registration Rights Agreement is hereby amended by inserting immediately following the words, “to the extent permitted by the Purchase Agreement”, the words, “or the Securities Purchase Agreement dated as of August 20, 2015, among the Company and the parties thereto (the “New Purchase Agreement”), as applicable”

(d)	Each of Section 6(g) and 6(h) of the Registration Rights Agreement is hereby amended by inserting at the end of such Section immediately prior to “.” the following text: “or the New Purchase Agreement, as applicable”.

(e)	Public Information. This Section 2(e) is provided solely for the benefit of the holders from time to time of the Warrants and the Warrant Shares (each as defined in the Purchase Agreement), and shall have no application with regard to any other Registrable Securities (as defined in the Registration Rights Agreement). At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant Shares, if a registration statement is not available for the resale of all of the Warrant Shares, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of Warrant Shares by reason of any such delay in or reduction of its ability to sell the Warrant Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Warrant Shares from selling such Warrant Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 2(e) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

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SECTION 3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 4. Ratification. Except as expressly set forth herein, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed by each Party in all respects. Every reference in the Registration Rights Agreement to the Registration Rights Agreement shall hereby be deemed to mean the Registration Rights Agreement as amended and supplemented by this Agreement. This Agreement shall form a part of the Registration Rights Agreement for all purposes, and every Purchaser shall be bound hereby.

SECTION 5. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CERES, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment and Supplement No. 1 to Registration Rights Agreement]

Name of Purchaser: __________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[Signature Page to Amendment and Supplement No. 1 to Registration Rights Agreement]